Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1 which references Form 10-KSB filed April 13, 2007 that included our report dated April 4, 2007 relating to the December 31, 2006 financial statements of Cavit Sciences, Inc. We also consent to the reference to our Firm under the Caption "Experts" in the Registration Statement.


/s/ Infante & Company
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Infante & Company
Hollywood, FL
June 10, 2008